Exhibit 10.35

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (the “Agreement”) is made and entered into as of May 21, 2013 between EveryWare Global, Inc. f/k/a ROI Acquisition Corp., a Delaware corporation (the “Company”), and [            ] (“Indemnitee”). Capitalized terms used, but not otherwise defined herein, have the meanings ascribed to such terms in Section 15.

WHEREAS, highly competent persons have become more reluctant to serve publicly-held corporations as directors or in other capacities unless they are provided with adequate protection through insurance or adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of such corporations;

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that, in order to attract and retain qualified individuals, the Company will use commercially reasonable efforts to maintain on an ongoing basis, at its sole expense, liability insurance to protect persons serving the Company and its subsidiaries (or any other Enterprise) from certain liabilities. Although the furnishing of such insurance has been a customary and widespread practice among publicly traded corporations and other business enterprises, the Company believes that, given current market conditions and trends, such insurance may be available to it in the future only at higher premiums and with more exclusions. At the same time, directors, officers and other persons in service to corporations or business enterprises are being increasingly subjected to expensive and time-consuming litigation relating to, among other things, matters that traditionally would have been brought only against the Company or business enterprise itself;

WHEREAS, the Certificate of Incorporation (as amended, the “Charter”) of the Company requires indemnification of the officers and directors of the Company and Indemnitee may also be entitled to indemnification pursuant to applicable provisions of the Delaware General Corporation Law of the State of Delaware (the “DGCL”);

WHEREAS, the Charter and the DGCL expressly provide that the indemnification provisions set forth therein are not exclusive, and thereby contemplate that contracts may be entered into between the Company and members of the board of directors, officers and other persons with respect to indemnification, hold harmless, exoneration, advancement and reimbursement rights;

WHEREAS, the uncertainties relating to such insurance and to indemnification have increased the difficulty of attracting and retaining such persons;

WHEREAS, the Board has determined that the increased difficulty in attracting and retaining such persons is detrimental to the best interests of the Company’s stockholders and that the Company should act to assure such persons that there will be increased certainty of such protection in the future;

WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, hold harmless, exonerate and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so protected against liabilities;

WHEREAS, this Agreement is a supplement to and in furtherance of the Charter and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder;

WHEREAS, Indemnitee has certain rights to indemnification, advancement of expenses and/or insurance provided by Monomoy Capital Partners, L.P. (the “Fund”) or its Affiliates or Affiliated Funds which the Company, Indemnitee and Fund intend to be secondary to the primary obligation of the Company to indemnify Indemnitee and advance expenses as provided herein, with the Company’s acknowledgement and agreement to the foregoing being a material condition to Indemnitee’s willingness to serve on the Board; and

WHEREAS, Indemnitee may not be willing to serve (or continue to serve) as a director or officer without adequate protection, and the Company desires Indemnitee to serve or continue to serve in such capacity; Indemnitee is willing to serve, continue to serve and/or to take on additional service for or on behalf of the Company on the condition that he be so indemnified.

NOW, THEREFORE, in consideration of Indemnitee’s agreement to serve as a director or officer of an Enterprise from and after the date hereof, the parties agree as follows:

1. Indemnity of Indemnitee. Subject to Section 8(g), the Company hereby agrees to hold harmless and indemnify Indemnitee to the fullest extent permitted by applicable law. In furtherance of the foregoing indemnification, and without limiting the generality thereof:

(a) Proceedings other than Proceedings by or in the Right of the Company. Indemnitee shall, in accordance with the terms hereof, be entitled to the rights of indemnification provided in this Section 1(a) if, by reason of his Corporate Status, Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding other than a Proceeding by or in the right of the Company. Pursuant to this Section 1(a), Indemnitee shall, in accordance with the terms hereof, be indemnified against all Expenses, actually and reasonably incurred by him, or on his behalf, in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal Proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful.

(b) Proceedings by or in the Right of the Company. Indemnitee shall, in accordance with the terms hereof, be entitled to the rights of indemnification provided in this Section 1(b) if, by reason of his Corporate Status, Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding brought by or in the right of the Company. Pursuant to this Section 1(b), Indemnitee shall, in accordance with the terms hereof, be indemnified against all Expenses actually and reasonably incurred by Indemnitee, or on Indemnitee’s behalf, in connection with such Proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company; provided, however, if applicable law so provides, no indemnification against such Expenses shall be made in respect of any claim, issue or matter in such Proceeding as to which Indemnitee shall have been adjudged to be liable to the Company unless and to the extent that the Court of Chancery of the State of Delaware shall determine that such indemnification may be made.

(c) Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, he shall be indemnified, in accordance with the terms hereof, to the maximum extent permitted by law, as such may be amended from time to time, against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall, in accordance with the terms hereof, indemnify Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Section 1(c) and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

2. Coverage. The provisions of this Agreement shall apply with respect to Indemnitee’s Corporate Status prior to the date of this Agreement and with respect to all periods of such service after the date of this Agreement, even though Indemnitee’s Corporate Status may have ceased.

3. Contribution.

(a) Whether or not the indemnification provided in Section 1 hereof is available, in respect of any Proceeding in which the Company (or the applicable Enterprise) is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Company shall pay, in the first instance, the entire amount of any judgment or settlement of such Proceeding without requiring Indemnitee to contribute to such payment and the Company hereby waives and relinquishes any right of contribution it may have against Indemnitee. The Company shall not (and shall not allow any Enterprise to), without the Indemnitee’s prior written consent (which consent shall not be unreasonably withheld) enter into any such settlement of any such Proceeding (in whole or in part) unless such settlement (i) provides for a full and final release of all claims asserted against Indemnitee and (ii) does not impose any Expense or limitation on Indemnitee.

(b) Without diminishing or impairing the obligations of the Company set forth in the preceding subparagraph, if, for any reason, Indemnitee shall elect or be required to pay all or any portion of any Expenses in any Proceeding in which the Company (or the applicable Enterprise) is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Company shall contribute to the amount of Expenses, actually and reasonably incurred and paid or payable by Indemnitee in proportion to the relative benefits received by the Company (or the applicable Enterprise) and all officers, directors or employees of the Company (or the applicable Enterprise), other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, from the transaction from which such Proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Company (or the applicable Enterprise) and all officers, directors or employees of the Company (or the applicable Enterprise) other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, in connection with the events that resulted in such Expenses, as well as any other equitable considerations which the law may require to be considered. The relative fault of the Company (or the applicable Enterprise) and all officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary and the degree to which their conduct is active or passive.

(c) The Company hereby agrees to fully indemnify and hold Indemnitee harmless from any claims of contribution which may be brought by officers, directors or employees of the Company (or the applicable Enterprise), other than Indemnitee, who may be jointly liable with Indemnitee.

(d) To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is held by a court of competent jurisdiction to be unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount of Expenses incurred by Indemnitee, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company (or the applicable Enterprise) and Indemnitee as a result of the event(s) and/or transaction(s) giving rise to such Proceeding, and/or (ii) the relative fault of the Company (or the applicable Enterprise) (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

4. Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his Corporate Status, a witness, or is made (or asked to) respond to discovery requests, in any Proceeding to which Indemnitee is not a party, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.

5. Advancement of Expenses. Notwithstanding any other provision of this Agreement, the Company shall advance all Expenses (except the amount of any judgment, penalties, fines or settlement) incurred by or on behalf of Indemnitee in connection with any Proceeding by reason of Indemnitee’s Corporate Status within twenty (20) days after the receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee. Each of the Company and Indemnitee agree that Idemnitee’s execution and delivery of this Agreement constitutes a written undertaking by Indemnitee to repay any Expenses advanced if it shall ultimately be determined by a court of competent jurisdiction in a final judgment, not subject to appeal that Indemnitee is not entitled to be indemnified against such Expenses and that such undertaking shall entitle Indemnitee to the advancement of Expenses described herein without any further action on the part of Indemnitee or the Company. Any advances and undertakings to repay pursuant to this Section 5 shall be unsecured and interest free.

6. Procedures and Presumptions for Determination of Entitlement to Indemnification. It is the intent of this Agreement to secure for Indemnitee rights of indemnity that are as favorable as may be permitted under the DGCL and public policy of the State of Delaware. Accordingly, the parties agree that the following procedures and presumptions shall apply in the event of any question as to whether Indemnitee is entitled to indemnification under this Agreement:

(a) To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification. Notwithstanding the foregoing, any failure of Indemnitee to provide such a request to the Company, or to provide such a request in a timely fashion, shall not relieve the Company of any liability that it may have to Indemnitee unless, and to the extent that, such failure actually and materially prejudices the interests of the Company.

(b) Upon written request by Indemnitee for indemnification pursuant to the first sentence of Section 6(a) hereof, a determination with respect to Indemnitee’s entitlement thereto shall be made in the specific case by one of the following three methods, which shall be at the election of the Board: (1) by a majority vote of the Disinterested Directors (as hereinafter defined), even though less than a quorum, (2) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum, or (3) if there are no Disinterested Directors, or if the Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee; provided, however, that if a Change in Control has occurred, the determination with respect to Indemnitee’s entitlement to indemnification shall be made by Independent Counsel. For purposes hereof, “Disinterested Directors” are those members of the Board who are not parties to the Proceeding in respect of which indemnification is sought by Indemnitee.

(c) In the event the determination of entitlement to indemnification is to be made by Independent Counsel, the Independent Counsel shall be selected as provided in this Section 6(c). If a Change in Control has not occurred, the Independent Counsel shall be selected by the Board (including a vote of a majority of the Disinterested Directors if obtainable), and the Company shall give written notice to the Indemnitee advising him of the identity of the Independent Counsel so selected. Indemnitee may, within 10 days after such written notice of selection shall have been given, deliver to the Company a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 15 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the Person so selected shall act as Independent Counsel. If a written objection is made and substantiated, the Independent Counsel selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If a Change in Control has occurred, the Independent Counsel shall be selected by the Indemnitee (unless the Indemnitee shall request that such selection be made by the Board, in which event the preceding sentence shall apply), and approved by the Board (which approval shall not be unreasonably withheld). If (i) an Independent Counsel is to make the determination of entitlement pursuant to this Section 6, and (ii) within 20 days after submission by Indemnitee of a written request for indemnification pursuant to Section 6(a) hereof, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition the Court of Chancery of the State of Delaware for resolution of any objection which shall have been made by Indemnitee to the Company’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a Person selected by the court or by such other Person as the court shall designate, and the Person with respect to whom all objections are so resolved or the Person so appointed shall act as Independent Counsel under Section 6(b) hereof. The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Section 6(b) hereof, and the Company shall pay all reasonable fees and expenses incident to the procedures of this Section 6(c), regardless of the manner in which such Independent Counsel was selected or appointed.

(d) In making a determination with respect to entitlement to indemnification hereunder, the Person making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence. Neither the failure of the Company (including by its directors or independent legal counsel) to have made a determination prior to the commencement of any Proceeding pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including by its directors or independent legal counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the Proceeding or create a presumption that Indemnitee has not met the applicable standard of conduct.

(e) Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Enterprise, including financial statements, or on information supplied to Indemnitee by the officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Enterprise. In addition, the knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement. Whether or not the foregoing provisions of this Section 6(e) are satisfied, it shall in any event be presumed that Indemnitee has at all times acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.

(f) If the Person empowered or selected under this Section 6 to determine whether Indemnitee is entitled to indemnification shall not have made a determination within thirty (30) days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and, subject to Section 8(g), Indemnitee shall be entitled to such indemnification absent (i) an untrue statement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with Indemnitee’s request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such 30-day period may be extended for a reasonable time, not to exceed an additional fifteen (15) days, if the Person making such determination with respect to entitlement to indemnification in good faith requires such additional time to obtain or evaluate documentation and/or information relating thereto.

(g) Indemnitee shall cooperate with the Person making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such Person upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any Independent Counsel or member of the Board shall act reasonably and in good faith in making a determination regarding Indemnitee’s entitlement to indemnification under this Agreement. Any costs or expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the Person making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

(h) The Company acknowledges that a settlement or other disposition short of final judgment may be successful if it permits a party to avoid expense, delay, distraction, disruption and uncertainty. In the event that any Proceeding to which Indemnitee is a party is resolved in any manner other than by adverse judgment against Indemnitee (including, without limitation, settlement of such Proceeding with or without payment of money or other consideration) it shall be presumed that Indemnitee has been successful on the merits or otherwise in such Proceeding. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.

(i) The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful.

7. Remedies of Indemnitee.

(a) In the event that (i) a determination is made pursuant to Section 6 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 5 of this Agreement, (iii) no determination of entitlement to indemnification is made pursuant to Section 6(b) of this Agreement within fourty-five (45) days after receipt by the Company of the written request for indemnification, (iv) payment of indemnification is not made pursuant to this Agreement within ten (10) days after receipt by the Company of a written request therefor or (v) payment of indemnification is not made within fourty-five (45) days after a determination has been made that Indemnitee is entitled to indemnification or such determination is deemed to have been made pursuant to Section 6 of this Agreement, Indemnitee shall be entitled to an adjudication in the Court of Chancery of the State of Delaware of Indemnitee’s entitlement to such indemnification, contribution or advancement of Expenses. Alternatively, Indemnitee, at his option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Indemnitee must commence any such Proceeding seeking an adjudication or an award in arbitration within 180 days following the date on which Indemnitee first has the right to commence such Proceeding pursuant to this Section 7(a). Except as set forth herein, the provisions of Delaware law (without regard to its conflict-of-law rules) shall apply to any such arbitration. The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.

(b) In the event that a determination shall have been made pursuant to Section 6(b) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this Section 7 shall be conducted in all respects as a de novo trial, or arbitration, on the merits, and Indemnitee shall not be prejudiced by reason of the adverse determination under Section 6(b). In any judicial proceeding or arbitration commenced pursuant to this Section 7, Indemnitee shall be presumed to be entitled to indemnification under this Agreement and the Company shall have the burden of proving Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be, and the Company may not refer to or introduce into evidence any determination pursuant to Section 6(b) of this Agreement adverse to Indemnitee for any purpose. If Indemnitee commences a judicial proceeding or arbitration pursuant to this Section 7, Indemnitee shall not be required to reimburse the Company for any advances pursuant to Section 5 until a final determination is made with respect to Indemnitee’s entitlement to indemnification (as to which all rights of appeal have been exhausted or lapsed).

(c) If a determination shall have been made pursuant to Section 6(b) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 7, absent (i) an untrue statement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading in connection with Indemnitee’s application for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(d) In the event that Indemnitee, pursuant to this Section 7, seeks a judicial adjudication or arbitration of his rights under, or to recover damages for breach of, this Agreement, or to recover under any directors’ and officers’ liability insurance policies maintained by the Company, the Company shall pay on his behalf, in advance, any and all Expenses (other than amounts paid in settlement) actually and reasonably incurred by him in such judicial adjudication or arbitration.

(e) The Company shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 7 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all the provisions of this Agreement.

(f) Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement to indemnification under this Agreement shall be required to be made prior to the final disposition of any Proceeding.

8. Non-Exclusivity; Survival of Rights; Insurance; Primacy of Indemnification; Subrogation.

(a) The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Charter, the Bylaws of the Company (the “Bylaws”), any agreement, a vote of stockholders, a resolution of directors or otherwise, of the Company. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in the DGCL, whether by statute or judicial decision, permits greater indemnification than would be afforded currently under the Charter, Bylaws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

(b) The Company shall use commercially reasonable efforts to obtain and maintain in effect during the entire period for which the Company is obligated to indemnify Indemnitee under this Agreement, one or more policies of insurance with reputable insurance companies to provide the directors and officers of the Company with coverage for losses from wrongful acts and omissions and to ensure the Company’s performance of its indemnification obligations under this Agreement. Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such officer or director under such policy or policies. In all such insurance policies, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee with the same rights and benefits as are accorded to the most favorably insured of the Company’s directors and officers. At the time of the receipt of a notice of a claim pursuant to the terms hereof, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

(c) The Company hereby acknowledges that Indemnitee has certain rights to indemnification, advancement of expenses and/or insurance provided by Fund and certain Affiliates that, directly or indirectly, (i) are controlled by, (ii) control or (iii) are under common control with, Fund (collectively, the “Fund Indemnitors”). The Company hereby agrees that (i) it is the indemnitor of first resort (i.e., its obligations to Indemnitee are primary and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by Indemnitee are secondary), (ii) as set forth herein it shall be required to advance the full amount of Expenses incurred by Indemnitee and shall be liable for the full amount of all Expenses to the extent legally permitted and as required by the terms of this Agreement and the Charter or Bylaws of the Company (or any other agreement between the Company and Indemnitee), without regard to any rights Indemnitee may have against the Fund Indemnitors, and (iii) it irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Fund Indemnitors on behalf of Indemnitee with respect to any claim for which Indemnitee has sought indemnification from the Company shall affect the foregoing and the Fund Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of Indemnitee against the Company. The Company and Indemnitee agree that the Fund Indemnitors are express third party beneficiaries of the terms of this Section 8(c).

(d) Except as provided in Section 8(c) above, in the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee (other than against the Fund Indemnitee), who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

(e) Except as provided in Section 8(c) above, in accordance with Section 9(a), the Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

(f) Except as provided in Section 8(c) above, in accordance with Section 9(a), the Company’s obligation to indemnify or advance Expenses hereunder to Indemnitee shall be reduced by any amount Indemnitee has actually received as indemnification or advancement of expenses from any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

(g) In the event of a Change in Control or if the Company becomes insolvent or subject to receivership or bankruptcy proceedings, the Company shall use its commercially reasonable efforts to maintain in force any and all directors’ and officers’ liability insurance policies that provide coverage to Indemnitee for a period of six years thereafter. The Company will use its commercially reasonable efforts to have such coverage placed by the incumbent broker at the time of such event, and placed with the incumbent insurance carriers using the policies that were in place at the time of such event or with substantially equivalent carriers using substantially comparable policy terms.

9. Exceptions to Right of Indemnification, Advancement & Reimbursement of Expenses and Contribution. Notwithstanding any provision in this Agreement, the Company shall not be obligated under this Agreement to make any indemnity, advancement or reimbursement of Expenses or contribution in connection with any claim made against Indemnitee:

(a) for which payment has actually been made to or on behalf of Indemnitee under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount paid under such insurance policy or other indemnity provision; provided, that the foregoing shall not affect the rights of Indemnitee or the Fund Indemnitors set forth in Section 8(c) above; or

(b) for an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Exchange Act, or similar provisions of state statutory law or common law; or

(c) for reimbursement to the Company of any bonus or other incentive-based or equity-based compensation or of any profits realized by Indemnitee from the sale of securities of the Company in each case as required under the Exchange Act or any Company policy; or

(d) for any judgment, fine or penalty which the Company is prohibited by applicable law from paying as indemnity; or

(e) in connection with Proceedings or claims involving the enforcement of non-compete and/or non-disclosure agreements or the non-compete and/or non-disclosure provisions of employment, severance, consulting or similar agreements the Indemnitee may be party to with the Company or any Enterprise; or

(f) in connection with any Proceeding (or any part of any Proceeding) initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Company (or the applicable Enterprise) or its directors, officers, employees or other indemnitees, unless (i) the Company has joined in or the Board authorized the Proceeding (or any part of any Proceeding) prior to its initiation, (ii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law, or (iii) the Proceeding is one to enforce Indemnitee’s rights under this Agreement and Indemnitee ultimately is determined in such Proceeding to be entitled to such indemnification, advancement or reimbursement of expenses or contribution; provided that if it is determined in such Proceeding (or part of such Proceeding) that Indemnitee is entitled to receive part of, but not all, the indemnification or advancement of expenses sought, then the Expenses incurred by Indemnitee in connection with such Proceeding will be appropriately prorated between those in respect of which Indemnitee is entitled to indemnification and those which Indemnitee must bear; or

(g) to the extent that payment has been made to Indemnitee by the Company (or any other Enterprise) other than pursuant to this Agreement; or

(h) to the extent that a court of competent jurisdiction has finally determined that Indemnitee has not met the applicable standard of conduct required for Indemnitee to be entitled to indemnification under the DGCL as it now exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment).

10. Settlement. Notwithstanding any other provision of this Agreement, the Company shall have no obligation to indemnify Indemnitee under this Agreement for amounts paid in settlement of any Proceeding without the Company’s prior written consent, which shall not be unreasonably withheld.

11. Assumption of Defense. If the Company shall be obligated to pay the Expenses of any Proceeding against Indemnitee, then the Company shall be entitled to assume the defense of such Proceeding with counsel approved by Indemnitee (which approval shall not be unreasonably withheld, conditional or delayed), upon the delivery to Indemnitee of written notice of the Company’s election to do so. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same Proceeding, unless (i) the employment of counsel by Indemnitee is authorized in writing by the Company, (ii) Indemnitee shall have reasonably concluded, based upon written advice of counsel, that there may be a conflict of interest of such counsel retained by the Company between the Company and Indemnitee in the conduct of such defense, or (iii) the Company ceases or terminates the employment of such counsel with respect to the defense of such Proceeding, in any of which events, then the fees and expenses of Indemnitee’s counsel shall be at the expense of the Company. At all times, Indemnitee shall have the right to employ other counsel in any such Proceeding at Indemnitee’s expense, and to participate in the defense of the Proceeding or claim through such counsel.

12. Non–Disclosure of Payments. Except as expressly required by the securities laws of the United States of America, neither party shall disclose any payments under this Agreement unless prior approval of the other party is obtained. If any payment information must be disclosed, the Company shall afford the Indemnitee an opportunity to review all such disclosures and, if requested, to explain in such statement any mitigating circumstances regarding the events to be reported.

13. Duration of Agreement. All agreements and obligations of the Company contained herein shall continue until the later of (i) ten (10) years after the date that Indemnitee’s Corporate Status shall have ceased, and (ii) one (1) year after the final termination of any Proceeding (including any rights of appeal thereto) in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any Proceeding commenced by Indemnitee pursuant to Section 7 of this Agreement relating thereto (including any rights of appeal of any Section 7 Proceeding). This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), assigns, spouses, heirs, executors and personal and legal representatives.

14. Security. To the extent requested by Indemnitee and approved by the Board and not otherwise prohibited by any other agreement binding on the Company, the Company may at any time and from time to time provide security to Indemnitee for the

Company’s obligations hereunder through an irrevocable bank line of credit, funded trust or other collateral. Any such security, once provided to Indemnitee, may not be revoked or released without the prior written consent of Indemnitee.

15. Definitions. For purposes of this Agreement:

(a) “Affiliate” means, with respect to any specified Person, any other Person that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. For the purposes of this Agreement, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this Agreement, neither the Company nor its subsidiaries will be considered an Affiliate of the Fund or any of its Affiliates or Affiliated Funds.

(b) “Affiliated Fund” means, with respect to any specified Person, an investment fund that is an Affiliate of such Person or that is advised by the same investment adviser as such Person or by an Affiliate of such investment adviser or such Person.

(c) “Change in Control” means (a) any consolidation or merger of the Company with or into any other corporation or other Person, or any other corporate reorganization or transaction (including the acquisition of capital stock of the Company), whether or not the Company is a party thereto, after which the Fund and/or its Affiliated Funds and Affiliates do not directly or indirectly control capital stock representing more than 50% of the economic interests in and 50% of the voting power of the Company or other surviving entity immediately after such consolidation, merger, reorganization or transaction; (b) any stock sale or other transaction or series of related transactions, whether or not the Company is a party thereto, after which in excess of 50% of the Company’s voting power is owned directly or indirectly by any Person and its “affiliates” or “associates” (as such terms are defined the Exchange Act), other than the Fund and/or its Affiliated Funds and Affiliates (or a group of Persons that includes such Persons); or (c) a sale of all or substantially all of the assets of the Company to any Person and the “affiliates” or “associates” of such Person (or a group of Persons acting in concert), other than the Fund and/or its Affiliated Funds and Affiliates (or a group of Persons that includes such Persons).

(d) “Corporate Status” describes the status of a person who is or was a director or officer of the Company or was, at the request or direction of the Company, serving as a director, trustee, officer, employee, agent or fiduciary of any other Enterprise.

(e) “Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

(f) “Enterprise” shall mean the Company any direct or indirect subsidiary of the Company and any other corporation, partnership, joint venture, trust, employee benefit plan (and administrative committees thereof) or other enterprise that Indemnitee is or was serving as a director, trustee, officer, employee, agent or fiduciary at the request of the Company.

(g) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(h) “Expenses” shall include all, judgments, penalties, fines and amounts paid in settlement and reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, participating, or being or preparing to be a witness in a Proceeding, or responding to, or objecting to, a request to provide discovery in any Proceeding. Expenses also shall include (i) Expenses incurred in connection with any appeal resulting from any Proceeding, (ii) any federal, state, local or foreign taxes (including any excise taxes assessed with respect to any employee benefit plan) imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, and (iii) the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent.

(i) “Fund” means Monomoy Capital Partners, L.P.

(j) “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five (5) years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements with the Company), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any Person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. The Company agrees to pay the reasonable fees of the Independent Counsel referred to above and to fully indemnify such counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

(k) “Person” shall have the meaning as set forth in Sections 13(d) and 14(d) of the Exchange Act; provided, however, that Person shall exclude (i) the Company, (ii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, and (iii) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(l) “Proceeding” includes any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether formal or informal and whether brought by or in the right of the Company or otherwise and whether civil, criminal, administrative or investigative, in which Indemnitee was, is or will be involved as a party or otherwise, by reason of Indemnitee’s Corporate Status, by reason of any action taken by him or of any inaction on his part while acting as a director, trustee, officer, employee, agent or fiduciary of an Enterprise; in each case whether or not he is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement; including one pending on or before the date of this Agreement, but excluding one initiated by an Indemnitee pursuant to Section 7 of this Agreement to enforce his rights under this Agreement.

16. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality, and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any Section, paragraph or sentence of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (ii) such provision or provisions shall be deemed reformed to the fullest extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (iii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section, paragraph or sentence of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby. Without limiting the generality of the foregoing, this Agreement is intended to confer upon Indemnitee indemnification rights to the fullest extent permitted by applicable law.

17. Enforcement and Binding Effect.

(a) The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as a director, officer or key employee of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as a director, officer or key employee of the Company.

(b) Without limiting any of the rights of Indemnitee under the Charter or Bylaws of the Company as they may be amended from time to time, this Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof.

(c) The indemnification and advancement of expenses provided by, or granted pursuant to this Agreement shall be binding upon and be enforceable by the parties hereto and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), shall continue as to an Indemnitee whose Corporate Status has ceased and shall inure to the benefit of Indemnitee and Indemnitee’s spouse, assigns, heirs, devisees, executors and administrators and other legal representatives.

(d) The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part, of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

(e) The Company and Indemnitee agree herein that a monetary remedy for breach of this Agreement, at some later date, may be inadequate, impracticable and difficult of proof, and further agree that such breach may cause Indemnitee irreparable harm. Accordingly, the parties hereto agree that Indemnitee may enforce this Agreement by seeking injunctive relief and/or specific performance hereof, without any necessity of showing actual damage or irreparable harm and that by seeking injunctive relief and/or specific performance, Indemnitee shall not he precluded from seeking or obtaining any other relief to which he may be entitled. The Company and Indemnitee further agree that Indemnitee shall be entitled to such specific performance and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bonds or other undertaking in connection therewith. The Company acknowledges that in the absence of a waiver, a bond or undertaking may be required of Indemnitee by the court, and the Company hereby waives any such requirement of such a bond or undertaking.

18. Modification and Waiver. No supplement, modification, termination or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

19. Notice By Indemnitee. Indemnitee agrees promptly to notify the Company in writing upon being served with or otherwise receiving any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification covered hereunder. The failure to so notify the Company shall not relieve the Company of any obligation which it may have to Indemnitee under this Agreement or otherwise unless, and to the extent that, such failure actually and materially prejudices the interests of the Company.

20. Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent:

(a) To Indemnitee at the address set forth below Indemnitee’s signature hereto.

(b) To the Company at:

      EveryWare Global, Inc.

      519 N. Pierce Avenue

      Lancaster, OH 43130

      Attention: Kerri Cardenas-Love

      Fax: (740) 681-6455

or to such other address as may have been furnished to Indemnitee by the Company or to the Company by Indemnitee, as the case may be.

21. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement. This Agreement may also be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

22. Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

23. Usage of Pronouns. Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate.

24. Governing Law and Consent to Jurisdiction. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict-of-laws rules. The Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Chancery Court of the State of Delaware (the “Delaware Court”), and not in any other state or federal court in the United States of America or any court in any other country, (ii) generally and unconditionally consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court, and (iv) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum. The foregoing consent to jurisdiction shall not constitute general consent to service of process in the state for any purpose except as provided above, and shall not be deemed to confer rights on any Person other than the parties to this Agreement.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first written above.

EVERYWARE GLOBAL, INC.

By:
Name: Kerri Love
Title: Senior Vice President, General Counsel and Secretary

INDEMNITEE

Name:[ ]
Address:

SIGNATURE PAGE TO

INDEMNIFICATION AGREEMENT